BA0/182440/1
                LMP CORPORATE LOAN FUND INC.


                   ARTICLES SUPPLEMENTARY

            LMP   Corporate  Loan  Fund  Inc.,  a   Maryland
corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL") and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly called and held, the
Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and Section 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

           SECOND:    The  election  to  become  subject  to
Section 3-804(b) and Section 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

           THIRD: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this 27th day of February, 2007.

ATTEST:                       LMP CORPORATE LOAN FUND INC.



_______________________
By:__________________________
William J. Renahan                            R. Jay Gerken
Assistant Secretary                      Chairman, President
and Chief
                                    Executive Officer